SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 23, 2008
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated July 29, 2008

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On July 23, 2008, the Board of Directors of the Corporation amended the Bylaws, adding to the information that must be set out in a shareholder’s notice to the Secretary in respect of a nomination for the Board of Directors; and adding to the information that must be set out in a shareholder’s notice to the Secretary in respect of a shareholder proposal of business at an annual meeting of shareholders.  The revisions provide that the shareholder must, for either of such notices, provide (in addition to previously required information), with respect to such shareholder and any Shareholder Associated Person (as defined in the amended Bylaws), (a) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (b) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interest, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (c) to the extent known by the shareholder giving the notice, with respect to shareholder nominees for the Board of Directors, the name and address of any other shareholder supporting the nominee for election or reelection as a director on the date of such shareholder’s notice; and with respect to shareholder proposals of business, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice, and (d) with respect to shareholder nominees for the Board of Directors, any relationship between or among the shareholder giving notice and any Shareholder Associated Person, on the one hand, and each proposed nominee, on the other hand.  Any such information shall be supplemented by the shareholder giving either of such notices no later than ten (10) days after the record date for the meeting as of the record date.  Additionally, with respect to shareholder nominees for the Board of Directors, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

The preceding is qualified in its entirety by reference to the Corporation’s Bylaws, which are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1                                Ball Corporation Bylaws, as of July 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date:     July 29, 2008

Ball Corporation
Form 8-K
July 29, 2008

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Bylaws, as of July 23, 2008.	99.1